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                                                                      Exhibit 23

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-55564) pertaining to the Blimpie International, Inc. Omnibus Stock Incentive Plan of our report dated September 14, 2001, except for Note 17, as to which the date is October 9, 2001, with respect to the consolidated financial statements and schedule of Blimpie International, Inc. included in the Annual Report (Form 10-K) for the year ended June 30, 2001.



                                                 /s/ Ernst & Young LLP


Atlanta, Georgia
October 9, 2001